Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-121231 and 333-175785 on Form S-8, and F-3 File No. 333-197431 of our report, dated May 24, 2017, relating to the consolidated financial statements of SuperCom Ltd (“the Company”), appearing  in this Annual Report on Form 20-F/A of the Company.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.

Certified Public Accountants

A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel

May 24, 2017